EX-23.1

To the Board of Directors of Safe Solutions, Inc.:

I hereby consent to the use in this Form 8-K of our report dated June 21, 2004 relating to the financial statements of Safe Solutions, Inc.

Banker & Associates
/s/Jitendra Shantikumar Banker
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Certified Public Accountant
Costa Mesa, California
June 21, 2004